Exhibit(10)(iii)(A)(17.12)

AMENDMENT TO

CINCINNATI BELL MANAGEMENT PENSION PLAN

The Cincinnati Bell Management Pension Plan (the “Plan”) is hereby amended, effective as of January 1, 2002 and in order (i) to reflect the requirements of the Internal Revenue Service’s final regulations issued under Internal Revenue Code section 415 and (ii) to include in one Plan amendment all changes that have been made since the end of the Plan’s plan year that ended on December 31, 2001 in the Plan’s definition of a participant’s compensation that is used in applying the Plan’s benefit limits and the Plan’s benefit limits that are intended to comply with Internal Revenue Code section 415, in the following respects.

1. Section 10.1 of the Plan is amended in its entirety to read as follows.

10.1 Maximum Plan Benefit.

10.1.1 General Rules. Subject to the other provisions of this Section 10.1 but notwithstanding any other provision of this Plan to the contrary, in no event, during any limitation year, shall the annual amount of a Participant’s retirement benefit accrued or payable at any time under this Plan, when expressed in the form of a Single Life Annuity and in accordance with the adjustments described in the following provisions of this Section 10.1, exceed the maximum permissible benefit. For purposes of this Section 10.1 and subject to the adjustments described in the following provisions of this Section 10.1, the “maximum permissible benefit” is the lesser of the defined benefit dollar limitation, as defined in paragraph (a) of this Subsection 10.1.1, or the defined benefit compensation limitation, as defined in paragraph (b) of this Subsection 10.1.1.

(a) The defined benefit dollar limitation. For purposes of this Section 10.1, the “defined benefit dollar limitation” is $160,000, as adjusted, effective January 1 of each calendar year, under section 415(d) of the Code in such manner as the Secretary of the Treasury or his delegate shall prescribe. A limitation as adjusted under Code section 415(d) as of the January 1 of any calendar year shall apply to the limitation year ending with or within such calendar year.

(b) The defined benefit compensation limitation. For purposes of this Section 10.1 and subject to subparagraphs (i) and (ii) of this paragraph (b), the “defined benefit compensation limitation” is 100% of the Participant’s average annual compensation received during the three consecutive calendar years which produce the highest dollar result (or, for any limitation year prior to the limitation year that commences as of January 1, 2006, 100% of the Participant’s average annual compensation received during the three consecutive calendar years both during which he is a Participant in the Plan and which produce the highest dollar result).

(i) Notwithstanding the foregoing provisions of this paragraph (b), if the Participant is an Employee for less than three consecutive calendar years (or, for any limitation year prior to the limitation year that commences as of January 1, 2006, if the Participant is both an Employee and a Participant for less than three consecutive calendar years), the Participant’s “defined benefit compensation limitation” shall for purposes of this Section 10.1 be deemed to be the quotient obtained by dividing (1) the Participant’s compensation received during the Participant’s longest consecutive period of service as an Employee (or, for any limitation year prior to the limitation year that commences as of January 1, 2006, the Participant’s compensation received during the Participant’s longest consecutive period of service as both an Employee and a Participant) by (2) the number of years in that period (including fractions of years, but not less than one year).

(ii) For purposes of the foregoing provisions of this paragraph (b), if the Participant ceases to be an Employee and is subsequently rehired as an Employee, all years for which the Participant performs no services as an Employee and receives no compensation for his services as an Employee (for purposes of this subparagraph (ii), the “break period”) shall be ignored in determining the Participant’s defined benefit compensation limitation and the year of service immediately prior to and the year of service immediately after the break period shall be treated as if they were consecutive.

10.1.2 Necessary Terms. For purposes of the restrictions and rules set forth in this Section 10.1, the following terms shall apply.

(a) A Participant’s “compensation” shall refer to his Compensation as defined in Section 10.4 below.

(b) The “limitation year” for purposes of the restrictions under this Section 10.1 shall be the Plan Year.

10.1.3 Procedures for Applying Limitation. This Subsection 10.1.3 describes the adjustments that are made in a Participant’s retirement benefit accrued or payable under the Plan, in the defined benefit dollar limitation, and in the defined benefit compensation limitation when determining whether such retirement benefit meets the requirements of Subsection 10.1.1 above. For any limitation year, the Participant’s retirement benefit accrued or payable at any time under the Plan shall be limited to the extent necessary so that, if such limit would be deemed to have applied under the provisions of the Plan that do not include the provisions of this Section 10.1, the annual amount of the actual equivalent benefit-form Single Life Annuity determined in Step 1 below cannot and shall not exceed the lesser of the annual amount of the maximum equivalent age-adjusted Single Life Annuity determined in Step 2 below or the annual amount of the maximum equivalent compensation-adjusted Single Life Annuity determined in Step 3 below.

(a) Step 1: This Step 1 determines the annual amount of a hypothetical Single Life Annuity that, if it were paid to the Participant and commenced as of the commencement date of the Participant’s actual retirement benefit under the Plan (for purposes of this Subsection 10.1.3, the “actual commencement date”), would have an annual amount calculated in accordance with subparagraphs (i) and (ii) of this paragraph (a). Such hypothetical Single Life Annuity is referred to in this Section 10.1 as the Participant’s “actual equivalent benefit-form Single Life Annuity.”

(i) When the form of the Participant’s actual retirement benefit under the Plan is a Single Life Annuity or a Qualified Joint and Survivor Annuity that commences as of the actual commencement date, then the annual amount of the actual equivalent benefit-form Single Life Annuity shall be equal to the annual amount that would apply to the Participant’s actual retirement benefit under the Plan (that is paid in the form of a Single Life Annuity or a Qualified Joint and Survivor Annuity that commences as of the actual commencement date) if the provisions of this Section 10.1 were disregarded.

(ii) When the form of the Participant’s actual retirement benefit under the Plan is a single sum payment (which is the only form of benefit other than a Single Life Annuity or a Qualified Joint and Survivor Annuity available under the Plan) that is made as of the actual commencement date, then the annual amount of the actual equivalent benefit-form Single Life Annuity shall be equal to the greatest of:

(A) the annual amount that would make the actual equivalent benefit-form Single Life Annuity actuarially equivalent to the Participant’s actual retirement benefit under the Plan (that is paid in the form of a single sum payment that is made as of the actual commencement date) if the provisions of this Section 10.1 did not apply and if the actuarial assumptions used to determine such actuarial equivalence were the combination of the interest rate assumption and the mortality assumption that is specified and would be used under the other provisions of the Plan for determining the actuarial equivalence of two benefits whose only difference is one is paid in the form of an Annuity and the other is paid in the form of a single sum payment;

(B) the annual amount that would make the actual equivalent benefit-form Single Life Annuity actuarially equivalent to the Participant’s actual retirement benefit under the Plan (that is paid in the form of a single sum payment that is made as of the actual commencement date) if the provisions of this Section 10.1 did not apply and if the actuarial assumptions used to determine such actuarial equivalence were the applicable interest rate and the applicable mortality assumption (as such terms are defined in Subsection 10.1.4 below). Notwithstanding the foregoing, the reference to “the applicable interest rate” in the immediately preceding sentence shall be deemed to be a reference to “an interest rate of 5.5% per annum” if the Participant’s actual retirement benefit under the Plan is paid in the form of a single sum payment as of any date that occurs during a Plan Year that begins on or after January 1, 2004; or

(C) if and only if the Participant’s actual retirement benefit under the Plan is paid in the form of a single sum payment as of any date that occurs during a Plan Year that begins on or after January 1, 2006, the quotient produced by dividing (1) the annual amount that would make the actual equivalent benefit-form Single Life Annuity actuarially equivalent to the Participant’s actual retirement benefit under the Plan (that is paid in the form of a single sum payment that is made as of the actual commencement date) if the provisions of this Section 10.1 did not apply and if the actuarial assumptions used to determine such actuarial equivalence were the applicable interest rate and the applicable mortality assumption (as such terms are defined in Subsection 10.1.4 below) by (2) 1.05.

(b) Step 2: This Step 2 determines the annual amount of a hypothetical Single Life Annuity that, if it were paid to the Participant and commenced as of the actual commencement date, would have an annual amount calculated in accordance with subparagraphs (i), (ii), and (iii) of this paragraph (b). Such hypothetical Single Life Annuity is referred to in this Section 10.1 as the Participant’s “maximum equivalent age-adjusted Single Life Annuity.”

(i) If the actual commencement date occurs before the date the Participant first attains age 65 and on or after the date on which the Participant first attains age 62, then the annual amount of the maximum equivalent age-adjusted Single Life Annuity shall be equal to the defined benefit dollar limitation set forth in Subsection 10.1.1(a) above (as adjusted for the limitation year that includes the actual commencement date).

(ii) If the actual commencement date occurs before the date on which the Participant first attains age 62, then the annual amount of the maximum equivalent age-adjusted Single Life Annuity shall be equal to the lesser of:

(A) the product obtained by multiplying (1) the defined benefit dollar limitation set forth in Subsection 10.1.1(a) above (as adjusted for the limitation year that includes the actual commencement date) by (2) a fraction that has a numerator equal to the annual amount of the Participant’s actual retirement benefit under the Plan that would apply if it was paid in the form of a Single Life Annuity that commences as of the actual commencement date and if the provisions of this Section 10.1 were disregarded and a denominator equal to the annual amount of the Participant’s actual retirement benefit under the Plan that would apply if it was paid in the form of a Single Life Annuity that commences as of the date on which the Participant first attains age 62 and if the provisions of this Section 10.1 were disregarded; or

(B) the annual amount that would make the maximum equivalent age-adjusted Single Life Annuity actuarially equivalent to a hypothetical retirement benefit that would apply to the Participant under the Plan if it was paid in the form of a Single Life Annuity that commences as of the date on which the Participant first attains age 62, if its annual amount were the defined benefit dollar limitation set forth in Subsection 10.1.1(a) above (as adjusted for the limitation year that includes the actual commencement date), and if the actuarial assumptions used to determine such actuarial equivalence were an interest rate of 5% per annum and the applicable mortality assumption (as such term is defined in Subsection 10.1.4 below and applied by expressing the Participant’s age based on completed months as of the actual commencement date). Notwithstanding the foregoing provisions of this clause (B), the actuarial assumptions referred to in the immediately preceding sentence shall not reflect the probability of the Participant’s death between the actual commencement date and the date on which the Participant first attains age 62 to the extent that the Participant’s retirement benefit under the Plan will not be forfeited upon the death of the Participant.

(iii) If the actual commencement date occurs after the date on which the Participant first attains age 65, then the annual amount of the maximum equivalent age-adjusted Single Life Annuity shall be equal to the lesser of:

(A) the product obtained by multiplying (1) the defined benefit dollar limitation set forth in Subsection 10.1.1(a) above (as adjusted for the limitation year that includes the actual commencement date) by (2) a fraction that has a numerator equal to the annual amount of the Participant’s actual retirement benefit under the Plan that would apply if the Participant permanently ceased to be an Employee when he first attained age 65, if it was paid in the form of a Single Life Annuity that commences as of the actual commencement date, and if the provisions of this Section 10.1 were disregarded and a denominator equal to the annual amount of the Participant’s actual retirement benefit under the Plan that would apply if the Participant permanently ceased to be an Employee when he first attained age 65, if it was paid in the form of a Single Life Annuity that commences as of the date on which the Participant first attains age 65, and if the provisions of this Section 10.1 were disregarded; or

(B) the annual amount that would make the maximum equivalent age-adjusted Single Life Annuity actuarially equivalent to a hypothetical retirement benefit that would apply to the Participant under the Plan if it was paid in the form of a Single Life Annuity that commences as of the date on which the Participant first attains age 65, if its annual amount were the defined benefit dollar limitation set forth in Subsection 10.1.1(a) above (as adjusted for the limitation year that includes the actual commencement date), and if the actuarial assumptions used to determine such actuarial equivalence were an interest rate of 5% per annum and the applicable mortality assumption (as such term is defined in Subsection 10.1.4 below and applied by expressing the Participant’s age based on completed months as of the actual commencement date). Notwithstanding the foregoing provisions of this clause (B), the actuarial assumptions referred to in the immediately preceding sentence shall not reflect the probability of the Participant’s death between the date on which the Participant first attains age 65 and the actual commencement date to the extent that the Participant’s retirement benefit under the Plan will not be forfeited upon the death of the Participant between the date on which the Participant first attains age 65 and the actual commencement date.

(c) Step 3: This Step 3 determines the annual amount of a hypothetical Single Life Annuity that, if it were paid to the Participant and commenced as of the actual commencement date, would have an annual amount calculated in accordance with the last sentence of this paragraph (c). Such hypothetical Single Life Annuity is referred to in this Section 10.1 as the Participant’s “maximum equivalent compensation-adjusted Single Life Annuity.” In all cases, the annual amount of the maximum equivalent compensation-adjusted Single Life Annuity shall be equal to the defined benefit compensation limitation set forth in Subsection 10.1.1(b) above that applies to the Participant.

10.1.4 Applicable Interest Rate and Applicable Mortality Assumption.

(a) For purposes of this Section 10.1, the “applicable interest rate” means, with respect to adjusting any benefit or limitation applicable to any single sum form of benefit, an interest rate determined as follows:

(1) when the commencement date of the benefit occurs during any limitation year that begins prior to January 1, 2008, the annual interest rate on 30-year Treasury securities for the fifth calendar month which precedes the first calendar month included in the Plan Year in which falls such commencement date and as such rate is published (in a revenue ruling, notice, or other written form) by the Internal Revenue Service under Code section 417(e)(3) for such month; and

(2) when the commencement date of the benefit occurs during any limitation year that begins on or after January 1, 2008, the adjusted first, second, and third segment rates (as such terms are defined in Code section 417(e)(3)(D)) applied under rules similar to the rules of Code section 430(h)(2)(C) for the fifth calendar month which precedes the first calendar month included in the Plan Year in which falls such commencement date and as such rate is published (in a revenue ruling, notice, or other written form) by the Internal Revenue Service under Code section 417(e)(3) for such month.

(b) Also for purposes of this Section 10.1, the “applicable mortality assumption” means, with respect to adjusting any benefit or limitation of a retirement benefit, an appropriate mortality assumption based on the mortality table prescribed by the Secretary of the Treasury or his delegate as the applicable mortality table for purposes of section 415(b) of the Code as of the commencement date of the benefit. Such table shall be based on the prevailing commissioners’ standard table, described in section 807(d)(5)(A) of the Code, used to determine reserves for group annuity contracts, without regard to any other subparagraph of section 807(d)(5) of the Code. For Plan benefits with commencement dates on or after December 31, 2002 and until changed by the Secretary of the Treasury or his delegate, the mortality table referred to in the foregoing provisions of this paragraph (b) shall be deemed to be the table prescribed in Revenue Ruling 2001-62.

10.1.5 Reduction for Participation or Service of Less Than Ten Years.

(a) In the case of a Participant who has less than ten years of participation in this Plan when his retirement benefit under the Plan commences, the defined benefit dollar limitation shall be adjusted for all purposes of this Section 10.1 (including for purposes of determining the maximum equivalent age-adjusted Single Life Annuity described in Step 2 of Subsection 10.1.3 above) so as to be equal to the defined benefit dollar limitation (determined without regard to this Subsection 10.1.5) multiplied by a fraction. The numerator of such fraction is the Participant’s years (and any fraction thereof) of participation in the Plan at the time his benefit commences (or 1, if greater), and its denominator is ten.

(b) Further, in the case of a Participant who has less than ten years of Vesting Service as of the date on which his retirement benefit under the Plan commences, the defined benefit compensation limitation shall be adjusted for all purposes of this Section 10.1 (including for purposes of determining the maximum equivalent compensation-adjusted Single Life Annuity described in Step 3 of Subsection 10.1.3 above) so as to be equal to such limitation (determined without regard to this Subsection 10.1.5) multiplied by a fraction. The numerator of such fraction is the Participant’s years of Vesting Service as of the date his benefit commences (or 1, if greater), and its denominator is ten.

10.1.6 Preservation of Prior Plan Benefits. Notwithstanding any of the foregoing provisions of this Section 10.1, in no event shall the foregoing provisions of this Section 10.1 cause by themselves a Participant’s Accrued Benefit (or the annual or lump sum amount of a Participant’s actual retirement benefit under the Plan) to be less than his Accrued Benefit determined as of (or the annual or lump sum amount that would apply to his actual retirement benefit if the Participant had earned no additional benefit amount after and in fact had ceased to be a Covered Employee no later than) December 31, 2007, to the extent such Accrued Benefit (or such annual or lump sum amount of his actual retirement benefit) is determined solely on the basis of the provisions of the Plan that were both adopted and in effect before April 5, 2007 (including the provisions of the Plan that then reflected the requirements of section 415 of the Code).

10.1.7 Combining of Plans. If any other defined benefit plans (as defined in section 414(j) of the Code) in addition to this Plan are maintained by one or more Affiliated Employers, then the limitations set forth in this Section 10.1 shall be applied as if this Plan and such other defined benefit plans are a single plan. If any reduction or adjustment in a Participant’s retirement benefit is required by this Section 10.1, such reduction or adjustment shall when necessary be made to the extent possible under any of such other defined benefit plan or plans in which the Participant actively participated (i.e., performed service which is taken into consideration in determining the amount of his benefit under the benefit formulas of the other plan or plans) at a later point in time (that occurs by the end of the applicable limitation year) than the latest point in time (that occurs by the end of the applicable limitation year) at which he actively participated in this Plan (provided such other plan or plans provide for such adjustment in such situation). To the extent still necessary, such adjustment shall be made under this Plan.

10.1.8 IRS Regulations Issued Under Code Section 415. For any limitation year that begins on or after January 1, 2008, the provisions of the final regulations issued by the Internal Revenue Service under Code section 415 shall, to the extent and only to the extent they provide details as to the manner in which any of the requirements set forth in the foregoing provisions of this Section 10.1 are to be applied (such as details as to the application of such requirements when benefits are transferred to this Plan from another plan, when multiple commencement dates of a Participant’s Plan benefit are involved, or when an Affiliated Employer that maintains another defined benefit plan loses its status as an Affiliated Employer), be deemed to be incorporated into this Section 10.1.

2. Section 10.4 of the Plan is amended in its entirety to read as follows.

10.4 Compensation. The “Compensation” of an Employee, as defined in this Section 10.4, refers to the Employee’s compensation as used throughout the provisions of this Article 10, and to the Employee’s compensation or remuneration as referred to in any other provision of this Plan (or any other plan that is merged into this Plan or transfers assets and liabilities to this Plan) that otherwise fails to define such term. For such purposes, an Employee’s “Compensation” means, for any specified period, the amount determined in accordance with the following subsections of this Section 10.4.

10.4.1 Subject to Subsections 10.4.2, 10.4.3, 10.4.4, and 10.4.5 below, the Employee’s “Compensation” for any specified period shall mean his wages, salaries, fees for professional services, and other amounts paid (without regard to whether or not an amount is paid in cash), during such specified period, for personal services actually rendered in the course of employment with the Affiliated Employers, to the extent that the amounts are includible in gross income for Federal income tax purposes. These amounts include, but are not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Treasury Regulations section 1.62-2(c).

10.4.2 Notwithstanding the provisions of Subsection 10.4.1 above, in no event shall the Employee’s “Compensation” for any specified period include any of the items described in the following paragraphs of this Subsection 10.4.2:

(a) Contributions (other than elective contributions described in Code section 402(e)(3), Code section 408(k)(6), Code section 408(p)(2)(A)(i), or Code section 457(b)) made by an Affiliated Employer to a plan of deferred compensation (including a simplified employee pension described in Code section 408(k) or a simple retirement account described in Code section 408(p), and whether or not qualified) to the extent that the contributions are not includible in the gross income of the Employee for Federal income tax purposes and with respect to the taxable year in which contributed. In addition, any distributions from a plan of deferred compensation (whether or not qualified) are not considered as the Employee’s “Compensation” for any specified period, regardless of whether such amounts are includible in the gross income of the Employee for Federal income tax purposes when distributed. However, any amounts received by the Employee pursuant to a nonqualified unfunded deferred compensation plan shall be considered as his “Compensation” in the year the amounts are actually received, but only to the extent such amounts are includible in the Employee’s gross income for Federal income tax purposes;

(b) Amounts realized from the exercise of a nonstatutory option (which is an option other than a statutory option as defined in Code section 1.421-1(b)), or when restricted stock or other property held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (pursuant to Code section 83 and Treasury Regulations promulgated under section 83 of the Code);

(c) Amounts realized from the sale, exchange, or other disposition of stock acquired under a statutory stock option (as defined in Code section 1.421-1(b));

(d) Other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee for Federal income tax purposes and are not salary reduction amounts that are described in section 125 of the Code); and

(e) Other items of remuneration that are similar to any of the items listed in paragraphs (a) through (d) above.

10.4.3 Also notwithstanding the provisions of Subsection 10.4.1 above, the Employee’s “Compensation” for any specified period that begins on or after January 1, 2008 shall not in any event include any wages or other compensation paid after he has ceased to be an Employee, unless such wages or other compensation is paid within 2-1/2 months after (or, if later, by the end of the Plan Year in which) he has ceased to be an Employee and reflects either:

(a) a payment that, absent his severance from employment with the Affiliated Employers, would have been paid to him while he was an Employee and would have been regular compensation for services during his regular working hours, compensation for services outside his regular working hours (such as overtime or shift differentials), commissions, bonuses, or similar compensation;

(b) a payment under a nonqualified unfunded deferred compensation plan, but only if the payment would have been made on its actual date of payment even if the Employee had not ceased to be an Employee and only to the extent that the payment is includible in his gross income for Federal income tax purposes; or

(c) a payment for accrued bona fide sick, vacation, or other leave, but only if he would have been able to use the leave if he had not ceased to be an Employee.

In no event, even if paid within 2-1/2 months after (or, if later, by the end of the Plan Year in which) he has ceased to be an Employee, shall any payment of severance pay, or any nonqualified unfunded deferred compensation plan payment (unless explicitly described in the immediately preceding sentence), that is made after the Employee ceases to be an Employee be treated as part of the Employee’s “Compensation” for any period that begins on or after January 1, 2008 under the provisions of this Subsection 10.4.3.

10.4.4 In addition to the amounts included in the Employee’s “Compensation” for any specified period under Subsections 10.4.1 through 10.4.3 above, and notwithstanding such paragraphs, the Employee’s “Compensation” for any period shall also include any amounts which are not treated as the Employee’s “Compensation” for such specified period under Subsections 10.4.1 through 10.4.3 above solely because such amounts are considered elective contributions that are made by an Affiliated Employer on behalf of the Employee and are not includable in the Employee’s gross income for Federal income tax purposes by reason of section 125, 402(e)(3), 402(h), and/or 132(f)(4) of the Code (i.e., elective contributions under a cafeteria plan, a cash or deferred arrangement in a profit sharing plan, a simplified employee pension plan, or an arrangement under which qualified transportation fringes can be chosen) or any other types of deferred compensation or contributions described in Code section 414(s)(2) or Treasury Regulations section 1.414(s)-1(c)(4); except that the treating of elective contributions that are not includable in gross income under Code section 132(f)(4) as part of the Employee’s Compensation shall only apply when the specified period begins on or after January 1, 2000.

10.4.5 Finally, notwithstanding any of the foregoing subsections of this Section 10.4, the “Compensation” of the Employee for any twelve consecutive month period which is taken into account under any other provision of the Plan will not exceed: (1) for any such twelve consecutive month period that begins in 2002 or a later calendar year, $200,000 or such higher amount to which this figure is adjusted under section 401(a)(17)(B) of the Code by the Secretary of the Treasury or his delegate for the calendar year in which such twelve consecutive month period begins; (2) for any such twelve consecutive month period that begins in 2000 or 2001, $170,000; (3) for any such twelve consecutive month period that begins in 1997, 1998, or 1999, $160,000; or (4) for any such twelve consecutive month period that begins in 1996 or an earlier calendar year, $150,000.

3. Any reference to “Subsection 10.4.4” that is contained in any provision of the Plan (other than in Section 10.4 of the Plan) shall be deemed a reference to “Subsection 10.4.5”.

IN ORDER TO EFFECT THE FOREGOING PLAN REVISIONS, the sponsor of the Plan hereby signs this Plan amendment, effective for all purposes as of January 1, 2002.

CINCINNATI BELL INC.

By:	/s/ Christopher J. Wilson
Title:	V.P. General Counsel & Secretary
Date:

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